NEWS RELEASE

CONTACT:
CONMED Corporation
Todd W. Garner
Chief Financial Officer
ToddGarner@conmed.com

CONMED Corporation Announces Second Quarter 2025 Financial Results

Largo, Florida, July 30, 2025 – CONMED Corporation (NYSE: CNMD) today announced financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

•Sales of $342.3 million increased 3.1% year-over-year as reported and 2.9% in constant currency.
•Domestic revenue increased 2.8% year-over-year.
•International revenue increased 3.4% year-over-year as reported and 2.9% in constant currency.
•Diluted net earnings per share (GAAP) were $0.69, compared to diluted net earnings per share (GAAP) of $0.96 in the second quarter of 2024.
•Adjusted diluted net earnings per share(1) were $1.15, compared to adjusted diluted net earnings per share of $0.98 in the second quarter of 2024.

“We are encouraged by our second quarter performance as we focused on building a stronger operational foundation,” commented Patrick J. Beyer, CONMED’s President and Chief Executive Officer. "We continue to strengthen our supply chain operations with a focus on turning this into an area of strength within CONMED. We remain very confident in the long-term potential of our four key growth drivers and the solid foundation for sustained revenue and earnings growth that they provide."

2025 Outlook

Based on current foreign currency exchange rates, the Company now expects revenue currency headwinds to be immaterial, compared to 50 to 70 basis points of headwind previously. As a result of the Company’s updated foreign currency expectations and its second quarter performance, full-year reported revenue is now expected to be between $1.356 billion and $1.378 billion, compared to the prior guidance range of between $1.350 billion and $1.378 billion.

The Company now expects full-year adjusted diluted net earnings per share(2) in the range of $4.40 to $4.55, with foreign currency estimated to be a headwind of approximately 10 cents. This is compared to its prior range of $4.31 to $4.46, with foreign currency then estimated to be a headwind between 10 and 15 cents.

This updated guidance includes the effects of recent tariff announcements, which the Company estimates would result in a negative impact to EPS of approximately $0.09 in the second half of 2025.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) Information reconciling forward-looking adjusted diluted net earnings per share to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its second quarter 2025 results.

To participate in the conference call via telephone, please click here to pre-register and obtain the dial-in number and passcode.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

Consolidated Condensed Statements of Income
(in thousands except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net sales	$342,345	$332,097	$663,600	$644,371
Cost of sales	154,025	148,368	297,529	288,677
Gross profit	188,320	183,729	366,071	355,694
% of sales	55.0%	55.3%	55.2%	55.2%
Selling & administrative expense	136,021	122,524	284,868	245,881
Research & development expense	14,138	14,098	27,084	27,692
Income from operations	38,161	47,107	54,119	82,121
% of sales	11.1%	14.2%	8.2%	12.7%
Interest expense	7,824	9,593	16,110	19,188
Other expense	418	-	418	-
Income before income taxes	29,919	37,514	37,591	62,933
Provision for income taxes	8,498	7,538	10,134	13,248
Net income	$21,421	$29,976	$27,457	$49,685

Basic EPS	$0.69	$0.97	$0.89	$1.61
Diluted EPS	0.69	0.96	0.88	1.59

Basic shares	30,949	30,813	31,011	30,792
Diluted shares	31,054	31,106	31,142	31,170

Sales Summary
(in millions, unaudited)

	Three Months Ended June 30,
			% Change
						Domestic	International
	2025	2024	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$140.7	$139.5	0.9%	-0.1%	0.8%	-0.8%	1.9%	-0.1%	1.8%
General Surgery	201.6	192.6	4.7%	-0.3%	4.4%	4.3%	5.7%	-1.0%	4.7%
	$342.3	$332.1	3.1%	-0.2%	2.9%	2.8%	3.4%	-0.5%	2.9%

Single-use Products	$297.8	$279.3	6.6%	-0.2%	6.4%	4.3%	9.8%	-0.5%	9.3%
Capital Products	44.5	52.8	-15.5%	-0.1%	-15.6%	-7.4%	-21.8%	-0.2%	-22.0%
	$342.3	$332.1	3.1%	-0.2%	2.9%	2.8%	3.4%	-0.5%	2.9%

Domestic	$190.6	$185.4	2.8%	0.0%	2.8%
International	151.7	146.7	3.4%	-0.5%	2.9%
	$342.3	$332.1	3.1%	-0.2%	2.9%

	Six Months Ended June 30,
			% Change
						Domestic	International
	2025	2024	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$279.0	$274.5	1.7%	0.6%	2.3%	-1.5%	3.7%	1.0%	4.7%
General Surgery	384.6	369.9	4.0%	0.1%	4.1%	5.5%	0.4%	0.4%	0.8%
	$663.6	$644.4	3.0%	0.3%	3.3%	3.5%	2.3%	0.9%	3.2%

Single-use Products	$574.1	$544.0	5.5%	0.4%	5.9%	5.2%	6.0%	0.8%	6.8%
Capital Products	89.5	100.4	-10.8%	0.4%	-10.4%	-8.5%	-12.8%	0.7%	-12.1%
	$663.6	$644.4	3.0%	0.3%	3.3%	3.5%	2.3%	0.9%	3.2%

Domestic	$374.4	$361.8	3.5%	0.0%	3.5%
International	289.2	282.6	2.3%	0.9%	3.2%
	$663.6	$644.4	3.0%	0.3%	3.3%

Reconciliation of Reported Net Income to Adjusted Net Income
(in thousands, except per share amounts, unaudited)
Three Months Ended June 30, 2025
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$188,320	$136,021	$38,161	$7,824	$418	$8,498	28.4%	$21,421	$0.69
% of sales	55.0%	39.7%	11.1%
Operational optimization consulting fees(1)	5,122	(2,450)	7,572	-	-	852		6,720
Legal matters(2)	-	(1,192)	1,192	-	-	134		1,058
Debt refinancing costs(3)	-	-	-	-	(418)	47		371
Contingent consideration fair value adjustments(4)	-	1,799	(1,799)	-	-	(202)		(1,597)
	$193,442	$134,178	$45,126	$7,824	$-	$9,329		$27,973
Adjusted gross profit %	56.5%
Amortization(5)	$1,500	(7,192)	8,692	(1,388)	-	2,441		7,639
As adjusted		$126,986	$53,818	$6,436	$-	$11,770	24.8%	$35,612	$1.15
% of sales		37.1%	15.7%

Three Months Ended June 30, 2024
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$183,729	$122,524	$47,107	$9,593	$-	$7,538	20.1%	$29,976	$0.96
% of sales	55.3%	36.9%	14.2%
Legal matters(2)	-	(1,343)	1,343	-	-	61		1,282
Contingent consideration fair value adjustments(4)	-	8,673	(8,673)	-	-	(391)		(8,282)
	$183,729	$129,854	$39,777	$9,593	$-	$7,208		$22,976
Adjusted gross profit %	55.3%
Amortization(5)	$1,500	(7,157)	8,657	(1,407)	-	2,436		7,628
As adjusted		$122,697	$48,434	$8,186	$-	$9,644	24.0%	$30,604	$0.98
% of sales		36.9%	14.6%

(1) In 2025, the Company incurred costs related to the engagement of a consulting firm to evaluate and propose improvements to our manufacturing operations which are included in cost of sales. In addition, we incurred consulting fees related to operational optimization which are included in selling & administrative expense.
(2) In 2025 and 2024, the Company incurred costs for third party services pertaining to potential issues with certain royalty payments to surgeons involved in design teams.
(3) In 2025, the Company incurred costs related to a loss on early extinguishment and third-party fees associated with the eighth amended and restated senior credit agreement.
(4) In 2025 and 2024, the Company recorded income related to the fair value adjustments of contingent consideration.
(5) Includes amortization of intangible assets and deferred financing fees.

Reconciliation of Reported Net Income to Adjusted Net Income
(in thousands, except per share amounts, unaudited)
Six Months Ended June 30, 2025
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$366,071	$284,868	$54,119	$16,110	$418	$10,134	27.0%	$27,457	$0.88
% of sales	55.2%	42.9%	8.2%
Operational optimization consulting fees(1)	8,532	(2,940)	11,472	-	-	1,754		9,718
Executive transition costs(2)	-	(12,165)	12,165	-	-	2,812		9,353
Legal matters(3)	-	(2,229)	2,229	-	-	374		1,855
Contingent consideration fair value adjustments(4)	-	(2,163)	2,163	-	-	714		1,449
Debt refinancing costs(5)	-	-	-	-	(418)	47		371
Gain on sale of product line(6)	-	354	(354)	-	-	(82)		(272)
	$374,603	$265,725	$81,794	$16,110	$-	$15,753		$49,931
Adjusted gross profit %	56.5%
Amortization(7)	$3,000	(14,364)	17,364	(2,831)	-	4,897		15,298
As adjusted		$251,361	$99,158	$13,279	$-	$20,650	24.0%	$65,229	$2.09
% of sales		37.9%	14.9%

Six Months Ended June 30, 2024
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$355,694	$245,881	$82,121	$19,188	$-	$13,248	21.1%	$49,685	$1.59
% of sales	55.2%	38.2%	12.7%
Legal matters(3)	-	(2,680)	2,680	-	-	253		2,427
Contingent consideration fair value adjustments(4)	-	15,219	(15,219)	-	-	(1,331)		(13,888)
Restructuring and related costs(8)	235	(1,539)	1,774	-	-	255		1,519
Asset impairment costs(9)	1,414	-	1,414	-	-	203		1,211
Termination of distributor agreement(10)	-	970	(970)	-	-	(139)		(831)
	$357,343	$257,851	$71,800	$19,188	$-	$12,489		$40,123
Adjusted gross profit %	55.5%
Amortization(7)	$3,000	(14,309)	17,309	(2,813)	-	4,879		15,243
As adjusted		$243,542	$89,109	$16,375	$-	$17,368	23.9%	$55,366	$1.78
% of sales		37.8%	13.8%

(1) In 2025, the Company incurred costs related to the engagement of a consulting firm to evaluate and propose improvements to our manufacturing operations which are included in cost of sales. In addition, we incurred consulting fees related to operational optimization which are included in selling & administrative expense.
(2) In 2025, the Company incurred cash and stock-based compensation costs related to advisory services provided by our former Chief Executive Officer.
(3) In 2025 and 2024, the Company incurred costs for third party services pertaining to potential issues with certain royalty payments to surgeons involved in design teams.
(4) In 2025 and 2024, the Company recorded income/(expense) related to the fair value adjustments of contingent consideration.
(5) In 2025, the Company incurred costs related to a loss on early extinguishment and third-party fees associated with the eighth amended and restated senior credit agreement.
(6) In 2025, the Company recognized a gain on the sale of a product line.
(7) Includes amortization of intangible assets and deferred financing fees.
(8) In 2024, the Company incurred severance costs related to the elimination of certain positions.
(9) In 2024, the Company wrote off inventory, tooling and equipment related to the cancellation of a planned new product line.
(10) In 2024, the Company recorded an accrual adjustment related to the previous termination of a distributor agreement.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net income	$21,421	$29,976	$27,457	$49,685
Provision for income taxes	8,498	7,538	10,134	13,248
Interest expense	7,824	9,593	16,110	19,188
Depreciation	4,467	4,165	8,701	8,211
Amortization	14,105	13,674	28,123	27,666
EBITDA	$56,315	$64,946	$90,525	$117,998

Stock based compensation	4,903	6,974	11,284	13,214
Operational optimization consulting fees	7,572	-	11,472	-
Legal matters	1,192	1,343	2,229	2,680
Debt refinancing costs	418	-	418	-
Contingent consideration fair value adjustments	(1,799)	(8,673)	2,163	(15,219)
Executive transition costs	-	-	12,165	-
Gain on sale of product line	-	-	(354)	-
Restructuring and related costs	-	-	-	1,774
Asset impairment costs	-	-	-	1,414
Termination of distributor agreement	-	-	-	(970)
Adjusted EBITDA	$68,601	$64,590	$129,902	$120,891

EBITDA Margin
EBITDA	16.4%	19.6%	13.6%	18.3%
Adjusted EBITDA	20.0%	19.4%	19.6%	18.8%

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and associated conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2024, listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under generally accepted accounting principles in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted interest expense; adjusted other expense; adjusted income tax expense; adjusted effective income tax rate; adjusted net income and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, interest expense, other expense, income tax expense, effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

We are unable to present a quantitative reconciliation of our expected diluted net earnings per share to expected adjusted diluted net earnings per share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisition, integration and other charges. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our consolidated condensed statements of income.